≡TimePayment Corp.
16 N.E. Executive Park #200 Burlington, MA 01803

NON CANCELABLE COMMERCIAL EQUIPMENT LEASE AGREEMENT

ACCOUNT NUMBER	LEASE AUTHORIZATION NUMBER
3 3 8 3 7 6 1 8	3 3 8 3 7 6 1 P

This is a Lease Agreement between TimePayment Corp., ("Lessor") whose address is shown above and the Lessee indicated to the right.

Lessee Acknowledges that it is entering into this lease with TimePayment Corp. and that TimePayment Corp. is not in any way associated or affiliated with the Equipment Vendor, Dealer or Manufacturer.

This is a legally binding contract. If the terms and conditions are not fully understood, legal advice should be sought.

LEGAL NAME OF LESSEE (IF CORPORATION, LIST FULL CORPORATE NAME): RED PHOENIX EXTRACTS, INC

BILLING ADDRESS: 3495 S US HWY 1 BLG E

CITY	STATE	ZIP	LESSEE PHONE NO.
FORT PIERCE	FL	34982	(772) 464-9800

COMMENCEMENT DATE:

EQUIPMENT VENDOR NAME	VENDOR CODE
HEALTHCLUB EXPERTS.COM LLC	06HCE

ADDRESS: 951 SAVANNAH FALLS DR.

CITY	STATE	ZIP
WESTON	FL	33327

PHONE NO.	EQUIPMENT VENDOR SALES REP. NAME
(561) 702-5505	PAUL BOSLEY

IF EQUIPMENT AND/OR COMPONENTS ARE NOT NEW, SELECT ONE:
☐ USED ☐ RECONDITIONED – CONTAINS USED PARTS

Automatic Debit Option Only for BUSINESS Checking Accounts
For alternative payment option please read section 2 below.

BANK ______ NAME ON ACCOUNT ______

ROUTING # ______ BUSINESS CHECKING# ______

BY SIGNING BELOW ON BEHALF OF THE LESSEE, I CHOOSE TO HAVE THE MONTHLY LEASE PAYMENTS AND OTHER AMOUNTS OWED UNDER THE LEASE FROM TIME TO TIME AUTOMATICALLY DEBITED FROM THE CHECKING ACCOUNT SHOWN ABOVE WHEN DUE. YOU AND YOUR AUTHORIZED AFFILIATES ARE AUTHORIZED TO DEBIT FOR THIS PURPOSE. I REPRESENT AND WARRANT ON BEHALF OF LESSEE THAT THIS CHECKING ACCOUNT HAS BEEN ESTABLISHED AS A BUSINESS PURPOSE CHECKING ACCOUNT AND IS NOT USED FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES. ATTACH A COPY OF A VOIDED CHECK TO THE LEASE AGREEMENT.

SIGNATURE OF LESSEE OR AUTHORIZED REPRESENTATIVE OF LESSEE
X

LOCATION OF EQUIPMENT IF DIFFERENT FROM ABOVE:

MANUFACTURER, DESCRIPTION, MODEL & SERIAL NO.
QTY 1 A200 CATIPILLAR (GC25K)

A. SCHEDULE OF PAYMENTS

BASE MONTHLY PAYMENT $ 416.25 FOR 21 MONTHS

(PLUS TAXES AND TAX PROCESSING FEE, AND LOSS OR DESTRUCTION WAIVER, IF APPLICABLE, AS DESCRIBED IN SECTIONS 16 AND 17 OF THIS LEASE AGREEMENT)

B. PAYABLE AT THE SIGNING

☑ ADVANCE PAYMENT	$ 416.25
☑ SALES / USE TAX	$ 27.06
☑ DOCUMENTATION FEE (If not paid at closing, this fee will be due Post Funding)	$ 175.00
☐ DOWN PAYMENT	$ 0.00
☐ SECURITY DEPOSIT	$ 0.00
TOTAL	$ 618.31

LESSEE #1
Authorized Signature X [redacted]
Print Name [redacted]
Title [redacted] Date 1/14/2013

LESSEE #2 (if appli[redacted]
Authorized Signature X [redacted]
Print Name [redacted]
Title [redacted] Date 1/14/2013

TIMEPAYMENT Corp.
By: ______
Date ______

PERSONAL GUARANTY: To induce Lessor to enter into this Lease, the undersigned party unconditionally guarantees to Lessor the prompt payment when due of all of Lessee's obligations to Lessor under the Lease. Lessor shall not be required to proceed against Lessee or the Equipment or to enforce any other remedy before proceeding against the undersigned. The undersigned agrees to pay attorney fees and other expenses incurred by Lessor by reason of the Lessee's default as detailed in Section 6 of this Lease. The Undersigned waives notice of the acceptance hereof and of all other notices or demands of any kind to which the undersigned may otherwise be entitled. The Undersigned consents to any extensions of time or modifications in the amount of payment granted to Lessee and to the release and/or compromise of any obligations of Lessee or any other obligors and guarantors without in any way releasing the undersigned from its obligations hereunder. This is a continuing Guaranty. The undersigned specifically understands and also agrees with the underlined provision concerning the proper venue for any action whatsoever arising out of this Lease.

Guarantor Signature [redacted]
#1 X [redacted] No title allowed
Date 1/14/2013

Guarantor Signature
#2 X [redacted]
(if applicable) No title allowed
Date 1/14/2013

LEASE TERMS AND CONDITIONS

1. Terms and Conditions. In this Lease Agreement, the words "I", "me", "my", "mine", mean the Lessee and Guarantor(s). The words "you", "your" and "yours" mean the Lessor. "Equipment" is the item I am leasing, and encompasses any combination of tangible assets. I acknowledge that I have been informed in writing by you of the Equipment Vendor's identity, and that I may have rights under the purchase agreement between you and the Equipment Vendor. I may contact the Equipment Vendor for a description of such rights.

2. Payment Terms. I agree to pay you the "TOTAL" amount shown above upon signing the Lease Agreement. I also agree to pay all additional monthly Lease payments when due, starting with the commencement date shown above and every 30 days thereafter for the Lease term. The amount of the monthly Lease payment due from month to month may vary from the amount shown as "First Total Monthly Payment" due to: local, state and other taxes owed on the Equipment, your monthly tax processing fees, charges owed on any Loss or Destruction Waiver, past due amounts, late fees, and other charges I may owe under the Lease Agreement from time to time, as provided herein. This means that the amount of my monthly Lease payment may change each month and, if the payment is made under the "auto debit" payment option, that the amount debited from my account may also vary and I agree to keep sufficient funds in my business checking account to pay the amount owed each month. If I have chosen to be statement billed by not completing the Automatic Debit Option above, or if I have selected the direct debit option, and you find it necessary to statement bill due to the direct debit information being incomplete, inaccurate or due to insufficient funds in my checking account, or for any other reason beyond your control, you are authorized to add a $5.00 per month charge to my monthly payment amount as reimbursement for your added services and processing expenses.

The Parties hereby agree that this Agreement is made in, governed by, to be performed in, and shall be construed in accordance with the laws of the Commonwealth of Massachusetts. Any suit, action or other proceeding arising out of or related to the parties obligations hereunder shall take place exclusively in the county in which the Lessee and/or Personal Guarantor are located if initiated by TimePayment Corp., and shall take place exclusively in Middlesex County, Massachusetts if initiated in any way by the Lessee and/or Personal Guarantor. It is further agreed and understood that the corporate headquarters of TimePayment Corp. is located within the venue of The District Court Department of the Trial Court, within Middlesex County. The Parties further agree to waive any right to trial by jury so that trial shall be by and only to the Court. I have read and agree to the terms which appear in this Lease and understand same. This Equipment is leased "as is" for business and/or professional purposes and this Lease is not a consumer contract. I acknowledge you are a lessor under a "finance lease", as that term is defined in UCC Article 2A, and not a manufacturer, distributor, agent or reseller. Your only role is to provide Lease financing. I acknowledge receipt of a completed copy of this Lease Agreement with all Lease terms filled in. I understand my obligations under this Lease become irrevocable upon my acceptance of the Equipment.

AGENCY DISCLAIMER – NEITHER SUPPLIER NOR ANY SALESPERSON IS AN AGENT OF LESSOR NOR ARE THEY AUTHORIZED TO WAIVE OR ALTER THE TERMS OF THIS LEASE. THEIR REPRESENTATIONS SHALL IN NO WAY AFFECT LESSEE OR LESSOR'S RIGHTS AND OBLIGATIONS AS HEREIN SET FORTH.

3. Credit Inquiries and Credit Reporting: You, your authorized affiliates, your outside attorneys and your authorized suppliers are authorized to check my credit and employment history for the purposes of determining my credit worthiness at the time of application or thereafter in connection with the same transaction or extension of credit and for the further purposes of reviewing the account, taking collection activity on the account, and skip tracing. You are further authorized to provide history information to others about my credit standing and your credit experience with me, including but not limited to credit bureaus, other companies, outside collection agencies and outside attorneys.

4. Commencement of Lease; Lease Term: The commencement date (the "Commencement Date") shall be the date when the Lease is accepted and executed by you. The original Lease Term will commence on the commencement date and expire at the end of the number of months indicated on the front page.

5. End of Lease Term: At the end of the original Lease Term I have the following options: (a) I can promptly return the Equipment in good condition, except for ordinary wear and tear, to you or to the person and place you indicate, or (b) I can extend the Lease for the same terms and conditions as stated herein on a month-to-month basis until such time as I give you written notice that I elect to terminate the lease at least 30 days prior to such termination and return the Equipment, or (c) Upon my request I can purchase the Equipment for the fair market value as quoted by you at that time plus any applicable taxes. The amount will not exceed three lease payments. Unless I notify you in writing of which option I choose 30 days prior to the expiration of the Lease Term, I shall be deemed to have chosen option b (Month-to-Month Rental). You will return any Security Deposit after deducting any amounts I owe you under the conditions of this agreement if I choose option a (return the Equipment).

6. Late Payments and Collection Costs: There will be a processing charge of up to $20.00 or whatever fee is allowable by law for any returned check or for any rejected credit card charge or for any rejected automatic bank account debit. If I do not make a payment within 5 business days of its due date, I must pay you, in addition to the payment, a late charge of 15% of the late monthly payment (but at least $5.00 per month). I will pay you your collection costs, including charges for collection letters (not to exceed $5.00 per letter), collection phone calls (not to exceed $6.00 per call), collection agency fee (not to exceed $50.00 per placement), collection agency charge (an amount not to exceed 30% of the amount paid by you to the collection agency), pre-suit notification legal letter fee (not to exceed $20.00 per letter), and pre-litigation administrative preparation fee (not to exceed $200.00) whenever such costs are incurred. I will also pay your costs and expenses in the event that you obtain a judicial ruling or decision in your favor regarding my liability under the Lease Agreement, including reasonable Attorneys' fees, witness travel expenses, court costs, and service of process fees.

7. Default A: I will be in default of this lease if: (a) I fail to pay any amount due you within 60 days of the due date. (b) The Equipment becomes involved in any civil or criminal actions or suits or is seized by law enforcement agencies due to my neglect or misconduct. (c) I (or any guarantor of my obligation hereunder) file or there is filed against me (or any guarantor of my obligation hereunder) a petition in U.S. Bankruptcy Court or I (or any guarantor of my obligation hereunder) have made an assignment for the benefit of creditors. (d) The Equipment is lost, stolen or destroyed, if the loss is not covered by the Loss or Destruction Waiver. (e) I fail to return the Equipment at the end of the lease-term if I have chosen the option of returning the Equipment at the end of the lease-term. (f) I fail to follow any other terms of this Lease.

8. Default B: If I default you have the right to exercise any or all of the following remedies, to the extent permitted by law: (a) Terminate this Lease without giving me notice. (b) Require the immediate payment of all amounts then due plus the unpaid balance of the amounts due for the original or extended term of the Lease, discounted by an annual discount rate compounded monthly of at least 4%. (c) Take possession or request that I return the Equipment to you. You will credit my account for any amounts received, net of expenses, in the event of disposition of the Equipment in excess of the assumed Fair Market Value at the end of the Lease Term. (d) Lawfully enter my property and take the Equipment. If you repossess the Equipment, I will pay you your repossession costs, plus a $50 disposition fee. (e) Charge me the fair market retail value of the Equipment on the date of its loss, theft, or destruction. (f) Keep any security deposit I have given to you to reduce the amount I owe. (g) Charge me any amount necessary to put the Equipment in good condition, ordinary wear and tear excepted. (h) Continue to charge me additional monthly lease-payments beyond the end of the lease-term until I return the Equipment. (i) Obtain, share and use information concerning me, including but not limited to, social security number, employment, name, date of birth, credit reports, tax identification numbers ("information") to locate all assets, including, but not limited to, bank accounts, mutual funds, stock brokerage accounts, money market accounts, real property, and personal property for the purpose of collection of money I owe you.

9. De-Installation and Removal Charges: I am fully responsible for any costs associated with the de-installation and/or removal of the Equipment for whatever reason.

10. Maintenance of Equipment: Except for ordinary wear and tear, I agree to maintain the Equipment in good operating and physical condition at my expense.

Lessee 1 Initials [redacted] Lessee 2 Initials [redacted]

LEASE TERMS AND CONDITIONS CONTINUED

11. Disclaimer of Warranties: I understand that the Manufacturer may have provided a warranty on the Equipment. I will refer to the owner's manual or separate Manufacturer's certificate for the actual terms of the warranty. I understand that you have not given me either express or implied warranties for the Equipment, use of the Equipment and/or any services provided. You have specifically disclaimed any implied warranties of merchantability and/or fitness for any particular use. You will have no liability for indirect, consequential or special damages. I have chosen this specific Equipment based on my own judgment and expressly disclaim any reliance upon any statements or representations made by you.

12. Equipment Servicing: I understand that no servicing of any kind is provided by you. I am to look to the Equipment Vendor/Supplier for any claims, servicing or warranties if any, and I specifically and unconditionally waive any claims, present or future, against you. Any failure of Equipment, service or operation of any kind, whatsoever, is no basis for non-fulfillment of my obligations under the Lease.

13. Manner of Execution: Facsimile or electronic signatures shall be deemed as fully enforceable valid signatures as if such signature were an original signature as of the date executed.

14. Alterations: I shall not make alterations, additions or improvements to the Equipment without your prior written consent. All additions and improvements made to the Equipment shall belong to you.

15. Loss or Destruction of the Equipment: I shall bear the entire risk and be responsible for loss, theft, damage or destruction of the Equipment from any causes whatsoever after I receive possession of the Equipment. I will notify you immediately if the Equipment is lost, destroyed, stolen or taken by any other person. If the Equipment has only been partially damaged, you may require that I have it repaired. If you determine it is not repairable, then it will be considered destroyed.

16. Insurance: I will keep the Equipment fully insured against loss, destruction, theft or damage and will provide an insurance binder naming you as loss payee.

17. Loss or Destruction Waiver: You will waive my responsibility for loss or destruction of the Equipment and for keeping the Equipment fully insured during the lease term. After loss or destruction of the Equipment, you will provide for its replacement with Equipment of comparable value at that time to the extent that I took reasonable care in preventing the loss or destruction of the Equipment. I will promptly notify you of the loss. I will cooperate with you in making any claim with respect to the Equipment, including providing Police and Fire report documents to substantiate the claim. If I do not provide proof of insurance, I am deemed to have chosen to buy the Loss or Destruction Waiver, and I will pay you an amount not to exceed 25% of the base monthly lease payment due per month for such waiver.

18. Taxes and Tax Processing Fee: I shall pay promptly when due any and all taxes (except income taxes), charges, penalties, interest, expenses, costs, assessments and fees, whatsoever, relating to this Lease and the equipment whether local, state, federal and otherwise, which now or hereafter is imposed on Lessee or Lessor. I agree that you may estimate the property and sales/use taxes that will be due for the equipment and agree to pay you the estimated taxes in monthly installments together with the monthly processing fee. The monthly processing fee will not exceed $3.00 per month. Such fee will reimburse you for your costs of preparing, reviewing, and filing the returns and for your overall processing expenses. The taxes and tax processing fee may vary from month to month and from Lease to Lease.

19. Notice: I will send all notices to you in writing by certified mail to your address on the front page of this Lease. You will send all notices to me at the address listed on this Lease unless I notify you of a change of address.

20. Changes on Terms of the Lease: This Lease explains all the terms and conditions for the use of the Equipment I am leasing. The terms and conditions may not be changed orally. You and I must both give written approval before any changes are made.

21. Collateral: As security for payment of this Lease, I give you a security interest in the Refundable Security Deposit. If the Equipment is lost, stolen, damaged, destroyed, or if I fail to return the Equipment to you at the end of the Lease, you have the right to apply the Refundable Security Deposit to reduce the amount I owe, in addition to whatever other rights you may have at law or equity. No interest will be paid on the Refundable Security Deposit.

22. Assignment: Without your prior written consent, I shall not (a) assign, transfer, pledge, hypothecate or otherwise dispose of this Lease or any interest therein, or (b) sub-lease, or lend the Equipment or permit it to be used by anyone other than me or my employees. I acknowledge that any assignment by you of any of your interest in this Lease would neither materially change my duty nor materially increase the burden of risk imposed upon me under this Lease. Nevertheless, I acknowledge that your assignment is permitted even if such assignment would be deemed to materially affect lessee's interest. You may assign this Lease and/or mortgage the Equipment in whole or in part without notice to me, and your assignee or mortgagee may reassign this Lease and/or such mortgage, without notice to me. Each such assignee and/or such mortgagee shall have your rights but none of your obligations under this Lease. I shall recognize each such assignment and/or mortgage and shall not assert against the assignee and/or mortgagee any defense, counterclaim, or set-off that I may have against you. Subject to the foregoing, this Lease inures to the benefit and is binding upon the heirs, legatees, personal representatives, survivors and assignees of the parties hereto.

23. Ownership: The Equipment is, and shall at all times remain, your property; and I shall have no right, title or interest in it except as expressly set forth in this Lease. I will not directly or indirectly create or permit to exist, and will promptly and at my own expense, discharge any lien, charge or encumbrance on the Equipment, except for any lien, charge or encumbrance resulting solely from your acts. You may sign and file any documents, including a copy of this Lease, in the public records as necessary to protect your ownership and any security interest in the Equipment.

24. Use: I shall use the Equipment in a careful manner and shall comply with all laws relating to its possession, use and maintenance.

25. Indemnity: To the extent permitted by law, I shall indemnify you against, and hold you harmless from, any and all claims, actions, proceedings, expenses, damages and liabilities, including attorneys' fees arising in connection with the Equipment, including without limitation, its manufacture, selection, purchase, delivery, possession, use, operation, or return.

26. Change of Name, Billing Address, Bank Account Change: I will inform you, within one week, of any change in my name, address, billing address, telephone numbers, location of the Equipment, or the bank checking account used for ACH debit. You will charge me up to $100 if I fail to do so. You are authorized to correct any typographic or spelling errors made on the front of this Lease Agreement regarding my address, telephone numbers, Equipment leased or identification numbers of the Equipment.

27. Miscellaneous: If any provision in this Lease is invalid, such invalidity shall not affect the validity of the remaining provisions of this Agreement and we agree to substitute for the invalid provision a valid provision which most closely approximates the effect and intent of the invalid provision. Notwithstanding any provision contained herein, the maximum amount charged and collected shall not exceed the maximum amount which may be lawfully contracted for, charged, and received in this Lease transaction as determined by final judgment of a court of competent jurisdiction, including appeals there from.

Lessee 1 Initials [redacted]

Lessee 2 Initials [redacted]